UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 29, 2016

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 29, 2016, Standard & Poor’s Ratings Services assigned its “BBB+” issuer credit rating to Unitil Corporation’s (“Unitil”) natural gas transmission pipeline subsidiary, Granite State Gas Transmission, Inc. (“Granite State”). Granite State is an interstate natural gas transmission pipeline company that provides interstate natural gas pipeline access and transportation services to Unitil’s natural gas distribution utility subsidiary, Northern Utilities, Inc. (“Northern Utilities”), in its New Hampshire and Maine service territory.

As reported previously, in December 2014, Standard & Poor’s Ratings Services assigned its “BBB+” issuer credit rating to Unitil and its utility subsidiaries, Fitchburg Gas and Electric Light Company (“Fitchburg”), Unitil Energy Systems, Inc. (“Unitil Energy”) and Northern Utilities. Fitchburg provides both electric and natural gas service in the greater Fitchburg area of north central Massachusetts; Unitil Energy provides electric service in the southeastern seacoast and state capital regions of New Hampshire, including the capital city of Concord; and Northern Utilities provides natural gas service in southeastern New Hampshire and portions of southern and central Maine, including the city of Portland, which is the largest city in northern New England.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:
/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: May 2, 2016